- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1995

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant /x/
Filed by a party other than the registrant / /

Check the appropriate box:
/ /     Preliminary proxy statement
/x/     Definitive proxy statement
/ /     Definitive additional materials
/ /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         RELIANCE GROUP HOLDINGS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         RELIANCE GROUP HOLDINGS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ /     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
    Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

    or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

- --------------------------------------------------------------------------------
- ------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         RELIANCE GROUP HOLDINGS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 11, 1995
                            ------------------------

     The Annual Meeting of Stockholders of Reliance Group Holdings, Inc., a Delaware corporation, will be held at the New York Public Library, Celeste Bartos Forum, Fifth Avenue and 42nd Street, New York, New York at 10:30 a.m. on Thursday, May 11, 1995.

     At this meeting, the stockholders will be asked to:

          1. Elect fourteen directors to serve for the ensuing year.

          2. Transact any other business which may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 22, 1995 will be entitled to notice of, and to vote at, this meeting. A list of such stockholders will be available for inspection at the offices of Reliance Group Holdings, Inc. at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 during normal business hours during the ten-day period prior to the meeting.

     Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the meeting, please vote, sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope. This will enable your shares to be voted in accordance with your instructions.

                                           By Order of the Board of Directors,

                                                 Reliance Group Holdings, Inc.

                                                  Howard E. Steinberg,
                                                  Corporate Secretary

Dated: April 14, 1995

                                PROXY STATEMENT

                         RELIANCE GROUP HOLDINGS, INC.
                               PARK AVENUE PLAZA
                              55 EAST 52ND STREET
                            NEW YORK, NEW YORK 10055

                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1995

                         ------------------------------

                                     VOTING

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Reliance Group Holdings, Inc. (the 'Company') for use at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held at the New York Public Library, Celeste Bartos Forum, Fifth Avenue and 42nd Street, New York, New York on Thursday, May 11, 1995 at 10:30 a.m. and at any adjournments thereof. If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions thereon. A proxy given pursuant to this solicitation is revocable by written notice delivered to the Corporate Secretary of the Company at any time prior to its exercise, by executing and delivering a later dated proxy or by attending the Annual Meeting and voting in person. Unless previously revoked or unless other instructions are on the proxy, it will be voted 'for' the election of the fourteen persons nominated by the Board of Directors for election as Directors of the Company. The cost of this solicitation will be borne by the Company. This proxy statement is being mailed commencing April 14, 1995, to stockholders of record on March 22, 1995.

     Holders of record at the close of business on March 22, 1995 of Common Stock, par value $.10 per share (the 'Common Stock'), of the Company are entitled to vote at the Annual Meeting. On that date, 113,113,869 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held. Pursuant to the Delaware General Corporation Law, only votes cast 'for' a matter constitute affirmative votes. Votes withheld will not have any effect on the election of Directors.

     Approximately 47% of the Common Stock is, (and on March 22, 1995 was), owned by Saul P. Steinberg, members of his family and affiliated trusts (the 'Steinberg Group'). The members of the Steinberg Group have informed the Company that they intend to vote for the election of the fourteen persons nominated by the Board of Directors for election as Directors of the Company. Since Directors are elected by a plurality of votes cast, the election of such Directors is virtually assured.

                       PROPOSAL 1--ELECTION OF DIRECTORS


     The fourteen persons named below (all of whom are presently Directors of the Company) have been nominated by the Board of Directors, upon the recommendation of the Nominating Committee, for election as Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and shall qualify. Directors will be elected by a plurality of the votes cast. Each of the persons named below is also a director of Reliance Financial Services Corporation and Reliance Insurance Company ('Reliance Insurance'), subsidiaries of the Company.

     Saul P. Steinberg, 55, founded and has been the Chief Executive Officer and a Director of the Company and predecessors of the Company since 1961. Mr. Steinberg is also a Director of Symbol Technologies, Inc. and Zenith National Insurance Corp. He is a member of the Board of Trustees of the University of Pennsylvania; Chairman of The Wharton School Board of Overseers; a member of the Board of Overseers of Cornell University Medical College; a member of the Board of Trustees of the Long Island Jewish Medical Center; a Director of New York Hospital Cornell Medical Center; a Trustee of the New York Public Library; and a Director of the New York City Partnership. Mr. Steinberg is Chairman of the Executive Committee and the Regular Compensation Committee of the Board of Directors. He is the brother of Mr. Robert M. Steinberg and the brother-in-law of Mr. Bruce L. Sokoloff, Senior Vice President--Administration, of the Company. Mr. Steinberg served Telemundo Group, Inc. ('Telemundo'), as Chief Executive Officer from February 1990 until May 1992, and as President from February 1990 until February 1991. On July 30, 1993, Telemundo consented to the entry of an order for relief under Chapter 11 of the United States Bankruptcy Code. Telemundo's plan of reorganization was consummated on December 30, 1994.

     George R. Baker, 65, has been a Director of the Company since January 1983 and was a Director of predecessors of the Company since 1974, except for the period February 1982 through January 1983. Since July 1985 his principal business activity has been serving as a Corporate Director/Advisor to various business enterprises. Mr. Baker is a Director of The Midland Company, WMS Industries Inc. and W.W. Grainger, Inc. He is a Member of the Board of Trustees of The Field Museum of Chicago; the Board of Trustees of Children's Memorial Hospital, Chicago; and the Board of Trustees of Coe College, Cedar Rapids, Iowa. Mr. Baker is Chairman of the Stock Option, Special Compensation and Special Committees of the Board of Directors and a member of the Audit and Nominating Committees of the Board of Directors.

     George E. Bello, 59, became Executive Vice President and Controller and a Director of the Company in 1982. He has held various positions with predecessors of the Company since 1968. He is a Director of Zenith National Insurance Corp. Mr. Bello is Chairman of the Finance Committee of the Board of Directors.

     Carter Burden, 53, became a Director of the Company in December 1993. He has been Chairman of the Board of CRB Broadcasting Corp., a company which owns and operates radio stations, since 1981 and Managing General Partner of William
A. M. Burden & Co., a private investment partnership, since 1989. Mr. Burden is a Trustee of The New York Public Library, the Pierpont Morgan Library and the New York City Ballet. He is also a member of the Committee to Visit the Art Museums and the University Libraries Committee at Harvard University; Founder and Chairman Emeritus of The Burden Center For the Aging; and Director of the Florence V. Burden Foundation. Mr. Burden is a member of the Nominating and Stock Option Committees of the Board of Directors.


     Dennis A. Busti, 52, became a Director of the Company in August 1991. He has been President and Chief Executive Officer of Reliance National, a principal operating unit of the Company, since June 1987.

     Lowell C. Freiberg, 55, has been a Senior Vice President and a Director of the Company since 1982 and Chief Financial Officer of the Company since 1985. He also served as Treasurer of the Company from 1982 until March 1994. Mr. Freiberg has held various positions with predecessors of the Company since 1969. He is a

Director of Symbol Technologies, Inc. Mr. Freiberg is also a Director of the Dance Theatre of Harlem and Jazz at Lincoln Center. Mr. Freiberg is a member of the Finance Committee of the Board of Directors.

     Dr. Thomas P. Gerrity, 53, became a Director of the Company in December 1993. He has been Dean of the Wharton School of the University of Pennsylvania since 1990. Dr. Gerrity was Chairman and Chief Executive Officer of Index Group, Inc., an information technology consulting company he founded, from 1969 to 1989 and was President of CSC Consulting, the commercial professional services group of Computer Sciences Corporation, from 1989 to 1990. He is a Director of Digital Equipment Corporation, Federal National Mortgage Association, Sun Company, Inc. and Melville Corporation and a member of the Executive Committee of Technology Leaders L.P. Dr. Gerrity is Chairman of the Nominating Committee of the Board of Directors and is a member of the Audit Committee of the Board of Directors.

     Jewell Jackson McCabe, 49, became a Director of the Company in August 1991. She has been the President of Jewell Jackson McCabe Associates, consultants specializing in strategic planning and communications, since 1984 and Chair of the New York State Jobs Training Partnership Council, a federally funded training program for disadvantaged workers, since 1983. Ms. McCabe is the Founder and Chair of the National Coalition of 100 Black Women; Chair of the Coro Foundation; and a Director or Trustee of the National Alliance of Business, South Street Seaport Museum, United Hospital Fund, New York City Partnership and the Phelps Stokes Fund. She is also a member of The Wharton School Board of Overseers, the Government Relations Committee of the United Way of America and of the Executive Committee of the Association for a Better New York. Ms. McCabe is a member of the Stock Option, Regular Compensation and Finance Committees of the Board of Directors.

     Irving Schneider, 75, became a Director of the Company in 1982 and was a Director of predecessors of the Company since 1979. He has been Executive Vice President of Helmsley-Spear, Inc., a real estate management corporation, for over twenty years. Mr. Schneider is also Chairman of the Long Island Jewish Medical Center and Vice Chairman of the Association for a Better New York and formerly Vice Chairman of the Board of Trustees of Brandeis University. He is Life Trustee of United Jewish Appeal Federation of New York. Mr. Schneider is a member of the Audit and Stock Option Committees of the Board of Directors.

     Bernard L. Schwartz, 69, became a Director of the Company in 1982 and was a Director of predecessors of the Company since 1965. He has been Chairman of the Board and Chief Executive Officer of Loral Corporation, a defense electronics and communications corporation, since 1972. Since 1989, he has been Chairman and

Chief Executive Officer of K & F Industries, Inc., a manufacturer of aircraft wheels and brakes. Since 1990, Mr. Schwartz has been Chairman of Space Systems/Loral, Inc. He is a Director of First Data Corporation and Sorema International Holding N.V., a Trustee of New York University Medical Center, and a Director of the New York City Partnership. Mr. Schwartz is a member of the Executive Committee of the Board of Directors.

     Richard E. Snyder, 62, became a Director of the Company in March 1994. Mr. Snyder was Chief Executive Officer and Chairman of the Board of Directors of Simon & Schuster, the publishing firm, from 1975 through 1994. Mr. Snyder is a member of the Board of Directors of the National Book Awards. Mr. Snyder is also a member of the Society of Fellows of the American Museum of Natural History, the Council on Foreign Relations, the Economic Club of New York and the Board of Overseers for the University Libraries of Tufts University. Mr. Snyder is a member of the Finance and Nominating Committees of the Board of Directors.

     Thomas J. Stanton, Jr., 67, became a Director of the Company in 1982 and was a Director of predecessors of the Company since 1966. He is Chairman Emeritus of National Westminster Bank NJ, and served as Chairman of the Board of Directors or President of National Westminster Bank NJ or its predecessor from 1967 through January 1990. He is a Director of Loral Corporation. He is Treasurer and Director of the New Jersey State Chamber of Commerce and a Director or Trustee of Hudson County Chamber of Commerce & Industry and the National Conference of Christians and Jews. He is a member of the Board of Regents of Saint Peter's College and of Partnership for New Jersey. He is Chairman of Hudson County Tax Research Council Executive Committee; Trustee of Montclair Museum, Liberty Science Center and Saint Peter's Prep; and Chairman and

Treasurer of the Foundation of the University of Medicine and Dentistry of New Jersey. Mr. Stanton is Chairman of the Audit Committee of the Board of Directors and a member of the Special Compensation and Special Committees of the Board of Directors.

     Robert M. Steinberg, 52, became a Director of the Company in 1981 and President and Chief Operating Officer in 1982. He has held various positions with predecessors of the Company since 1965. In October 1984, Mr. Steinberg was elected Chairman of the Board and Chief Executive Officer of Reliance Insurance. He is a Director of Zenith National Insurance Corp. He is a Trustee of the Mount Sinai Medical Center, The Robert Steel Foundation for Pediatric Cancer Research and Bank Street College. Mr. Steinberg is a member of the Executive Committee and the Regular Compensation Committee of the Board of Directors. Mr. Steinberg is the brother of Mr. Saul P. Steinberg and the brother-in-law of Mr. Bruce L. Sokoloff, Senior Vice President--Administration, of the Company.

     James E. Yacobucci, 43, became a Director of the Company and Senior Vice President--Investments of Reliance Insurance in May 1989. He became Senior Vice President--Investments of the Company in December 1990. From January 1982 through April 1989 Mr. Yacobucci was a general partner of Cumberland Associates, a private investment manager.

BOARD OF DIRECTORS AND COMMITTEES


     The Board of Directors of the Company held seven meetings during 1994. The Board of Directors has an Audit Committee, which held three meetings during 1994, and a Regular Compensation Committee, which acted once by unanimous written consent during 1994. The Board of Directors also has a Special Compensation Committee, which held two meetings during 1994, a Stock Option Committee, which held six meetings during 1994, a Special Committee, which met once in 1994 and a Nominating Committee, which held two meetings during 1994. Each Director of the Company attended at least 75% of the aggregate number of meetings held by the Board of Directors (during the period he or she served as a Director) and by the committees of which he or she was a member, except that Dennis A. Busti, Lowell C. Freiberg, Bernard L. Schwartz and Jewell Jackson McCabe attended five of the seven meetings of the Board of Directors and Jewell Jackson McCabe attended three of the six meetings of the Stock Option Committee.

     The Audit Committee's activities include recommendations as to the engagement of independent auditors, approval of the scope of the annual audit and related fee proposals, periodic meetings with both independent auditors and internal auditors to discuss the results of audit examinations, and review of the adequacy of internal accounting and financial reporting controls and of current developments in financial reporting and accounting. The Regular Compensation Committee is responsible for reviewing the compensation of officers and employees of the Company who are not Directors of the Company. The Special Compensation Committee (which is comprised solely of outside directors) is responsible for reviewing the compensation of officers of the Company who are also Directors of the Company and of principal officers of the Company's insurance subsidiaries. The Special Compensation Committee is also responsible for reviewing the participation of key executives of the Company in certain transactions involving the Company. The Special Compensation Committee also administers each of the Reliance Group Holdings, Inc. Executive Bonus Plan, the Executive Bonus Plan for James E. Yacobucci and, as such stock option plan applies to the executive officers of the Company, the Reliance Group Holdings, Inc. 1994 Stock Option Plan. The Stock Option Committee (which is comprised solely of outside directors) administers the Company's 1986 Stock Option Plan and selects the key employees who will receive grants of options and stock appreciation rights and determines the number of shares of Common Stock that will be subject thereto. The Stock Option Committee also administers the 1994 Stock Option Plan for Non-Employee Directors (but does not select the persons eligible to receive options thereunder) and the Reliance Group Holdings, Inc. 1994 Stock Option Plan (other than with respect to the executive officers of the Company). The Special Committee (which is comprised solely of outside directors) is responsible for authorizing and approving the participation of the Company and one of its subsidiaries in financial transactions involving Reliance Figueroa

Associates Limited Partnership, a partnership in which a Company subsidiary is the general partner and certain Directors and executive officers of the Company are limited partners. The Nominating Committee is responsible for evaluating and recommending nominees for election to the Board of Directors. Any stockholder desiring to recommend a candidate for nomination to the Board of Directors should furnish to the Corporate Secretary of the Company a resume of the experience and qualifications of the proposed nominee and a written statement signed by the proposed nominee consenting to be nominated by the Board of Directors and to serve if elected. A candidate for director must be highly experienced, have knowledge and a background that will be useful to the Company, and the ability to exercise sound business judgment. The candidate must also be willing and able to commit the time and effort needed to be an effective director. To be considered for the 1996 Annual Meeting of Stockholders, any such recommendation must be received at the principal executive offices of the Company on or before December 16, 1995.

COMPENSATION OF DIRECTORS

     Each Director of the Company who is not compensated as an officer of the Company or one of its subsidiaries receives director's fees of $20,000 per annum from the Company and $20,000 per annum from Reliance Insurance for serving as a director of Reliance Insurance. The Company also pays each member of its Audit, Stock Option, Nominating, Special Compensation and Special Committees $1,000 for each such meeting attended. In addition, the Company pays to the Chairman of each of the Audit, Stock Option, Nominating, Special Compensation and Special Committees a retainer of $5,000 per annum. In addition, each Director of the Company who is not an employee of the Company or any of its subsidiaries was granted in 1994, an option to purchase 25,000 shares of Common Stock at the fair market value of such shares on the date of grant of the option. Each other person who is elected as a Director of the Company and is not an employee of the Company or any of its subsidiaries will upon such person's initial election be granted an option to purchase 25,000 shares of Common Stock at the fair market value of such shares on the date of grant. The options granted to each Director of the Company who is not an employee of the Company or any of its subsidiaries vest one year from the date of grant so long as the Director is still a Director on such date. The Company provides Mr. Stanton with $100,000 face value of permanent life insurance.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Approximately 47% of the Common Stock is owned by the Steinberg Group, composed of Saul P. Steinberg, members of his family and affiliated trusts. The following table sets forth information as of February 15, 1995 with respect to beneficial ownership of Common Stock by the Steinberg Group and its members, by each Director of the Company and by all executive officers and directors of the Company as a group. The Company does not know of any other beneficial owners of more than 5% of the outstanding Common Stock. The persons named below hold sole voting and investment power with respect to the shares shown opposite their names, unless otherwise indicated. Saul P. Steinberg, Robert M. Steinberg and the Steinberg Group have an address of Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055.

                                                                NUMBER OF SHARES
                                                                 AND NATURE OF                 PERCENT OF
                 NAME OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP              CLASS(1)
- -----------------------------------------------------------   --------------------             ----------

Steinberg Group............................................        53,332,493(2)                  47.1%
Saul P. Steinberg..........................................        43,598,050(3)(4)(5)            38.5%
Robert M. Steinberg........................................        17,547,897(3)(4)(6)(7)(12)     15.4%
Roni Sokoloff..............................................         3,137,593(8)(12)               2.8%
Lynda Jurist...............................................         3,106,310(9)                   2.7%
George R. Baker............................................             3,725(4)                      *
George E. Bello............................................         2,316,314(10)(11)(12)          2.0%
Carter Burden..............................................            26,676(13)                     *
Dennis A. Busti............................................           111,000(12)                     *
Dean W. Case...............................................           123,145(12)                     *
Lowell C. Freiberg.........................................         1,059,726(3)(6)(12)               *
Dr. Thomas P. Gerrity......................................            20,000                         *
Jewell J. McCabe...........................................                 0                         *
Irving Schneider...........................................           174,500                         *
Bernard L. Schwartz........................................            14,350(13)(14)                 *
Richard E. Snyder..........................................             1,000                         *
Thomas J. Stanton, Jr......................................             1,000                         *
James E. Yacobucci.........................................         1,991,169(3)(6)(10)(12)        1.7%
All Executive Officers and Directors as a Group
  (other than the Steinberg Group and Bruce L. Sokoloff)...         4,502,554(3)(6)(10)
                                                                             (11)(12)(13)(15)      3.9%

- ------------------

     (1) An asterisk indicates that the shares owned are less than 1% of the class.

     (2) Excludes shares of Common Stock held by, and shares of Common Stock based on the assumed exercise of warrants to purchase Common Stock held by, the pension plans of the Company and Commonwealth Land Title Insurance Company, a subsidiary of the Company, and excludes shares of Common Stock allocable to contributions of members of the Steinberg Group under the Reliance Insurance Company Savings Incentive Plan (the 'SIP') and shares based on the assumed exercise of options to purchase Common Stock held by Robert M. Steinberg and Roni Sokoloff (through her husband, Bruce L. Sokoloff, and over which she disclaims beneficial ownership). See Notes 3, 5, 6, 7, 8 and 12. Including such shares and warrants, the Steinberg Group beneficially owned 54,718,708 shares of Common Stock, representing approximately 48% of the class.

     (3) Includes 182,900 shares owned by, and 56,072 shares based on the assumed exercise of warrants to purchase Common Stock owned by, the Reliance Group Holdings, Inc. Pension Trust. Saul P. Steinberg, Robert M. Steinberg, Lowell C. Freiberg and James E. Yacobucci are the trustees thereof. Voting and dispositive power with respect to such shares and warrants (including the power to exercise the warrants) has been transferred by the trustees to LaSalle National Trust, N.A. ('LaSalle'), as independent fiduciary. The trustees may revoke the authority of LaSalle on 30 days' notice. Each trustee disclaims beneficial ownership of all of the shares described in this Note 3.


     (4) Includes with respect to each of Saul P. Steinberg and Robert M. Steinberg, and excludes with respect to George R. Baker, 12,280,830 shares owned by the Article III Residuary Trust under the will of Julius Steinberg. Saul P. Steinberg, Robert M. Steinberg, their mother and George R. Baker are the trustees thereof and have the shared power to vote and otherwise deal with the shares. Saul P. Steinberg, Robert M. Steinberg and their sisters Roni Sokoloff and Lynda Jurist are equal beneficiaries under the trust.

     (5) Includes 4,000 shares held by Saul P. Steinberg as custodian for his daughter, as to which he disclaims beneficial ownership. Includes 75,180 shares owned by Saul P. Steinberg's mother, 336,300 shares owned by his wife, 15,200 shares held by his wife as custodian for their child and 151,340 shares held by trusts for children of Saul P. Steinberg (for which Robert M. Steinberg serves as the sole trustee), as to all of which Saul P. Steinberg disclaims beneficial ownership. Includes 1,010,000 shares held by the Saul & Gayfryd Steinberg Foundation, Inc. Includes 126,175 shares allocable to Saul P. Steinberg's contributions under the SIP, as to which he has dispositive power. All of the Common Stock held under the SIP will be voted by the trustee of the SIP, Continental Trust Company, in its sole discretion, in accordance with the fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended.

     (6) Includes 314,100 shares owned by, and 94,154 shares based on the assumed exercise of warrants to purchase Common Stock owned by, the Commonwealth Land Title Insurance Company Pension Trust. Robert M. Steinberg, Lowell C. Freiberg, James E. Yacobucci and two other persons are the trustees thereof. Voting and dispositive power with respect to such shares and warrants (including the power to exercise the warrants) has been transferred by the trustees to LaSalle, as independent fiduciary. The trustees may revoke the authority of LaSalle on 30 days' notice. Messrs. Steinberg, Freiberg and Yacobucci each disclaims beneficial ownership of all of the shares described in this Note 6.

     (7) Includes 101,730 shares held by Robert M. Steinberg as custodian for his children and 151,340 shares held by trusts for children of Saul P. Steinberg for which Robert M. Steinberg serves as sole trustee, as to all of which Robert
M. Steinberg disclaims beneficial ownership. Includes 27,931 shares allocable to Robert M. Steinberg's contributions under the SIP, as to which he has dispositive power.

     (8) Includes 400,000 shares owned by Bruce L. Sokoloff, the husband of Roni Sokoloff, and 52,580 shares held by Mr. Sokoloff as custodian for their children, as to all of which Roni Sokoloff disclaims beneficial ownership. Includes 19,883 shares allocable to Bruce L. Sokoloff's contributions under the SIP, as to which he has dispositive power and as to which Roni Sokoloff disclaims beneficial ownership. Mr. Sokoloff is Senior Vice
President--Administration of the Company.

     (9) Includes 10,000 shares owned by Lynda Jurist's husband, as to which she disclaims beneficial ownership.

     (10) Includes 933,300 shares owned by, and 310,643 shares based on the assumed exercise of warrants to purchase Common Stock owned by, the Reliance Insurance Company Employee Retirement Trust. George E. Bello, James E. Yacobucci

and one other person are the trustees thereof. Voting and dispositive power with respect to such shares and warrants (including the power to exercise the warrants) has been transferred by the trustees to LaSalle, as independent fiduciary. The trustees may revoke the authority of LaSalle on 30 days' notice. Messrs. Bello and Yacobucci each disclaims beneficial ownership of all of the shares described in this Note 10.

     (11) Includes shares allocable to employee contributions under the SIP, as to which the employee has dispositive power, as follows: George E. Bello--15,426 shares, and all executive officers and directors as a group (other than the Steinberg Group and Bruce L. Sokoloff)--15,426 shares.

     (12) Includes shares based on the assumed exercise of currently exercisable options to purchase Common Stock owned through the Company's 1986 Stock Option Plan as follows: Robert M. Steinberg--500,000, Roni Sokoloff--65,000 (these options are owned by Bruce L. Sokoloff and Roni Sokoloff disclaims beneficial ownership), George E. Bello--350,000, Dennis A. Busti--110,000, Dean W. Case--97,500, Lowell C. Freiberg--350,000, James E. Yacobucci--100,000 and all executive officers and directors as a group (other than the Steinberg Group and Bruce L. Sokoloff)--1,420,000 shares.

     (13) Includes shares based on the assumed exercise of warrants to purchase Common Stock as follows: Carter Burden--21,676 shares, Bernard L.
Schwartz--4,350 shares (owned by the Bernard and Irene Schwartz Foundation) and all executive officers and directors as a group (other than the Steinberg Group and Bruce L. Sokoloff)--487,299 shares.

     (14) These shares and warrants are beneficially owned by the Bernard and Irene Schwartz Foundation and investment and voting power over these shares and warrants are shared.

     (15) Excludes 12,280,830 shares owned by the Article III Residuary Trust under the will of Julius Steinberg. See Note 4. Includes 10,000 shares held by a Company officer as trustee for his children, as to which beneficial ownership is disclaimed.

     The following table sets forth information as of February 15, 1995 with respect to beneficial ownership of warrants to purchase Common Stock by each Director of the Company and by all executive officers and Directors of the Company as a group.

                                                                                  NUMBER OF WARRANTS
                                                                                    AND NATURE OF            PERCENT
      NAME OF BENEFICIAL OWNER                                                   BENEFICIAL OWNERSHIP      OF CLASS(1)
- ------------------------------------------------------------------------------   --------------------      -----------
George E. Bello...............................................................          310,643(2)             6.2%
Carter Burden.................................................................           21,676                 *
Lowell C. Freiberg............................................................          150,226(3)(4)          3.0%

Bernard L. Schwartz...........................................................            4,350                 *
Robert M. Steinberg...........................................................          150,226(3)(4)          3.0%
Saul P. Steinberg.............................................................           56,072(3)             1.1%
James E. Yacobucci............................................................          460,869(2)(3)(4)       9.2%
All Executive Officers and Directors as a Group...............................          487,299(2)(3)(4)       9.7%

- ------------------

     (1) An asterisk indicates that the securities owned are less than 1% of the class.

     (2) Includes 310,643 warrants to purchase Common Stock owned by the Reliance Insurance Company Employee Retirement Trust. George E. Bello, James E. Yacobucci and one other person are the trustees thereof. Dispositive power with respect to such warrants (including the power to exercise them) and voting power with respect to the underlying Common Stock has been transferred by the trustees to LaSalle, as independent fiduciary. The trustees may revoke the authority of LaSalle on 30 days' notice. Messrs. Bello and Yacobucci each disclaims beneficial ownership of the warrants described in this Note 2.

     (3) Includes 56,072 warrants to purchase Common Stock owned by the Reliance Group Holdings, Inc. Pension Trust. Lowell C. Freiberg, Robert M. Steinberg, Saul P. Steinberg and James E. Yacobucci are the trustees thereof. Dispositive power with respect to such warrants (including the power to exercise them) and voting power with respect to the underlying Common Stock has been transferred by the trustees to LaSalle, as independent fiduciary. The trustees may revoke the authority of LaSalle on 30 days' notice. Each trustee disclaims beneficial ownership of the warrants described in this Note 3.

     (4) Includes 94,154 warrants to purchase Common Stock owned by the Commonwealth Land Title Insurance Company Pension Trust. Lowell C. Freiberg, Robert M. Steinberg, James E. Yacobucci and two other persons are the trustees thereof. Dispositive power with respect to such warrants (including the power to exercise them) and voting power with respect to the underlying Common Stock has been transferred by the trustees to LaSalle, as independent fiduciary. The trustees may revoke the authority of LaSalle on 30 days' notice. Each trustee disclaims beneficial ownership of the warrants described in this Note 4.

     The following table sets forth information as of February 15, 1995 with respect to beneficial ownership of equity securities of Reliance Insurance by each Director of the Company and by all executive officers and Directors of the Company as a group.

                                                                                        NUMBER OF             PERCENT
                                                                                   SHARES AND NATURE OF         OF
TITLE OF CLASS                                  NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP      CLASS(1)
- ---------------------------------------  ---------------------------------------   --------------------      ---------
Reliance Insurance Company

  $2.68 Series A Preferred
  Stock, $1.00 par value:                Robert M. Steinberg....................          4,500                  *
                                         All Executive Officers and
                                         Directors as a Group...................          4,500                  *

- ------------------

     (1) An asterisk indicates that the securities owned are less than 1% of the class.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the 'named executive officers').

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                    ------------------------
                                                                                      AWARDS
                                                                                    ----------     PAYOUTS
                                                         ANNUAL COMPENSATION        SECURITIES    ----------
                                                      --------------------------    UNDERLYING       LTIP
     NAME AND                                                       OTHER ANNUAL     OPTIONS/      PAYOUTS         ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY($)       BONUS($)     COMPENSATION($)  SARS(#)         ($)        COMPENSATION($)
- ------------------            ----    ----------      ----------    --------------- ----------    ----------    ---------------
Saul P. Steinberg             1994    $1,800,000(1)   $1,925,000      $ 74,000(2)     500,000     $        0       $  44,000(7)(8)
  Chairman of the Board &     1993     2,750,000(1)    2,700,000        85,000              0              0         696,000(8)(9)
  Chief Executive Officer     1992     2,750,000(1)    3,135,000        77,000              0              0         357,000(9)

Robert M. Steinberg           1994     1,200,000(1)    1,265,000            --(3)     500,000              0         107,000(7)(8)
  President & Chief           1993     1,400,000(1)    1,350,000            --              0              0          40,000(8)(9)
  Operating Officer           1992     1,400,000(1)    1,350,000            --      1,000,000 (4)          0         130,000(9)

George E. Bello               1994       675,000(1)      687,500            --         75,000              0          64,000(7)(8)
  Executive Vice President    1993       590,000(1)      625,000            --              0              0          59,000(8)(9)
  & Controller                1992       590,000(1)      630,000                      700,000 (4)    483,000(5)      103,000(9)

James E. Yacobucci            1994     1,250,000       1,250,000            --              0      1,234,000(6)        5,000(7)
  Senior Vice President--     1993     1,125,000               0            --              0              0           7,000
  Investments                 1992     1,125,000         400,000                      200,000 (4)          0           7,000

Lowell C. Freiberg            1994       600,000         660,000            --         75,000              0          65,000(7)

  Senior Vice President       1993       495,000         700,000            --              0              0          54,000(8)
  & Chief Financial Officer   1992       495,000         540,000                      700,000 (4)    353,000(5)       84,000

- ------------------

     (1) Includes directors' fees paid by a company, which may be deemed to be an affiliate of the Company, on whose board the executives serve at the request of the Company as follows: $50,000 for Saul P. Steinberg, $50,000 for Robert M. Steinberg and $50,000 for George E. Bello. In prior years, amounts in respect of the directors' fees paid to these persons were included in 'All Other Compensation'.

     (2) The 1994 amount includes $57,000 for certain personal use of corporate aircraft. The 1993 amount includes $57,000 for certain personal use of corporate aircraft and $26,000 for club membership dues. The 1992 amount includes $27,000 for certain personal use of corporate aircraft and $42,000 in 1992 net operating expenses for a Company condominium that was used during 1992 primarily by Saul
P. Steinberg and members of his family. The Company condominium was sold in 1993.

     (3) This mark throughout the table indicates information not required to be reported under the rules of the Securities and Exchange Commission.

     (4) These Company options were granted in connection with the surrender of an equal number of outstanding Company options.

     (5) Includes amounts paid in respect of a Frank B. Hall & Co. Inc. ('Hall') compensation unit plan. Such amounts were paid in 1992 pursuant to a waiver by the Company of a condition to payout in connection with the sale by Hall of substantially all of its operating assets and the merger of Hall with a wholly-owned subsidiary of the Company.

     (6) Represents an amount paid to Mr. Yacobucci in early 1994, but earned for the period from July 1, 1989 through December 31, 1993. Until December 31, 1993, Mr. Yacobucci's employment was governed by an employment agreement with Reliance Insurance pursuant to which Mr. Yacobucci was entitled, in addition to salary and bonus, to 'Distributable Portfolio Profits' (defined as 15% of the amount (if any) by which the total return earned on a portion of the consolidated investment portfolio of Reliance Insurance exceeded the amount which would have been earned on such portion of the portfolio if its performance matched the total return on the Standard & Poor's 500) for the period from July 1, 1989 through December 31, 1993. The $1,234,000 paid to Mr. Yacobucci represents an amount equal to the excess of (i) Distributable Portfolio Profits, over (ii) the aggregate amount of advances against Distributable Portfolio Profits paid to him prior to 1994.

     (7) Includes 1994 contributions by the Company and its subsidiaries under the SIP as follows: $4,500 for Saul P. Steinberg, $4,500 for Robert M. Steinberg, $4,500 for George E. Bello, $4,500 for James E. Yacobucci and $4,500 for Lowell C. Freiberg. Includes bonuses paid by the Company that were used to obtain certain life insurance benefits as follows: $2,700 for Saul P. Steinberg, $2,700 for Robert M. Steinberg, $4,300 for George E. Bello, $-0- for James E. Yacobucci and $2,700 for Lowell C. Freiberg. Includes the value of premiums paid by the Company for split dollar life insurance in excess of the premiums paid by the executive officers as follows: $-0- for Saul P. Steinberg, $86,000 for Robert M. Steinberg, $42,000 for George E. Bello, $-0- for James E. Yacobucci and $19,000 for Lowell C. Freiberg. Includes premiums paid by the Company and its subsidiaries for medical reimbursement insurance as follows: $13,200 for Saul P. Steinberg, $13,200 for Robert M. Steinberg, $13,200 for George E. Bello, $-0- for James E. Yacobucci and $13,200 for Lowell C. Freiberg. Includes directors' fees paid by a company on whose board the executives serve at the request of the Company because the Company has a significant investment in such company as follows: $24,000 for Saul P. Steinberg, $-0- for Robert M. Steinberg, $-0- for George E. Bello, $-0- for James E. Yacobucci and $26,000 for Lowell C. Freiberg.

     (8) Certain bonuses paid by the Company for 1994 life insurance premiums for the split dollar life insurance for these executive officers were paid in 1993 and were, therefore, reflected in 'All Other Compensation' for 1993.

     (9) In prior years, these amounts included certain directors' fees which have now been included in 'Salary' for all years presented. See footnote 1.

                        OPTION/SAR GRANTS IN FISCAL 1994

     The following table sets forth information relating to the grant of stock options and stock appreciation rights by the Company during 1994 to the named executive officers.

                                                 INDIVIDUAL GRANTS (1)
                                             ------------------------------
                                              NUMBER OF       PERCENT OF
                                             SECURITIES     TOTAL OPTIONS/
                                             UNDERLYING      SARS GRANTED      EXERCISE OR                    GRANT DATE
                                             OPTION/SARS     TO EMPLOYEES      BASE PRICE     EXPIRATION    PRESENT VALUE $
NAME                                         GRANTED (#)    IN FISCAL YEAR       ($/SH)          DATE              (2)
- ----                                         -----------    ---------------    -----------    ----------    ---------------
Saul P. Steinberg.........................     500,000             33%           $ 5.875       4/25/2004       $ 885,000
Robert M. Steinberg.......................     500,000             33%           $ 5.875       4/25/2004         885,000
George E. Bello...........................      75,000              5%           $ 5.00        7/21/2004          99,750
James E. Yacobucci........................          --             --             --                  --              --
Lowell C. Freiberg........................      75,000              5%           $ 5.00        7/21/2004          99,750

- ------------------

     (1) All options listed in this table vest and become exercisable in cumulative installments of one-fourth of the number of shares of Common Stock after each of the second, third, fourth and fifth anniversaries of the date of grant if the optionee is an employee on such anniversaries. Each option listed in this table carries one tandem stock appreciation right.

     (2) Based on the Black-Scholes option pricing model adapted for use in valuing employee stock options. The actual value, if any, a named executive officer will realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions as to variables such as stock price volatility, risk-free rate, future dividend yield and term of the option. In calculating the grant date present values set forth in the table, a factor of 40.76% has been assigned to the volatility of the Common Stock, based on weekly stock market quotations for the twelve months preceding December 31, 1994, the yield on the Common Stock has been set at 5.45% for Messrs. Saul and Robert Steinberg and at 6.4% for Messrs. Bello and Freiberg, based upon its annual divided rate of $.32 per share at the applicable date of grant divided by the price of the Common Stock on that date, the risk-free rate of return has been fixed at 6.97% for Messrs. Saul and Robert Steinberg and 7.3% for Messrs. Bello and Freiberg, which equals the average monthly rate of a ten-year Treasury Note in April and July, 1994, the applicable months of grant, as reported in the Federal Reserve Bulletin, and the actual option term of ten years from the date of grant has been used.

FISCAL 1994 YEAR-END OPTION/SAR VALUES

     The following table sets forth the number of shares covered by stock options (each of which carries one tandem stock appreciation right) held by the named executive officers at December 31, 1994 and also shows the values for 'in-the-money' options at that date.

                                                         NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED OPTIONS/SARS     IN-THE-MONEY OPTIONS/SARS AT
                                                       HELD AT DECEMBER 31, 1994            DECEMBER 31, 1994($)(1)
                                                  -----------------------------------    ------------------------------
      NAME                                        EXERCISABLE           UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
      ----                                        -----------           -------------    -----------      -------------
Saul P. Steinberg..............................           0                 500,000       $       0         $       0
Robert M. Steinberg............................     500,000               1,000,000         681,000           681,000
George E. Bello................................     350,000                 425,000         477,000           491,000
James E. Yacobucci.............................     100,000                 100,000         136,000           136,000
Lowell C. Freiberg.............................     350,000                 425,000         477,000           491,000

- ------------------

     (1) Options and stock appreciation rights are classified as 'in-the-money' if the fair market value of the underlying common stock exceeds the exercise or base price of the option or stock appreciation right. The value of such in-the-money options and stock appreciation rights is the difference between the exercise or base price and the fair market value of the underlying common stock as of December 31, 1994. The fair market value of the Common Stock on December 31, 1994 was $5.1875 per share.

PENSION PLAN TABLE

     The following table sets forth the approximate annual pension that a named executive officer may receive under (1) the Company's pension plan (the 'Company Pension Plan') and the Company's supplemental pension plan (the 'Company Supplemental Pension Plan') or (2) Reliance Insurance's pension plan (the 'Reliance Insurance Pension Plan') and Reliance Insurance's supplemental pension plan (the 'Reliance Insurance Supplemental Pension Plan'), in each case assuming selection of a single life annuity, retirement at age 65 and the current level of covered compensation, based on the indicated assumptions as to salary and years of service. Under the Internal Revenue Code of 1986, as amended (the 'Code'), for each of the Company Pension Plan and the Reliance Insurance Pension Plan, the maximum annual benefit allowed is $120,000 and the maximum annual compensation for years beginning with 1994 that may be taken into account in 1995 is presently $150,000. Amounts shown on the following table in excess of $120,000 are payable by the Company only to persons participating in the Company Supplemental Pension Plan, including Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg, and are payable by Reliance Insurance only to persons participating in the Reliance Insurance Supplemental Pension Plan, including Saul P. Steinberg and Robert M. Steinberg.

                                                               YEARS OF SERVICE
                               --------------------------------------------------------------------------------
SALARY                            5           10          15          20          25          30          35
- ------                         --------    --------    --------    --------    --------    --------    --------
$150,000....................   $ 12,998    $ 25,995    $ 38,993    $ 51,990    $ 64,988    $ 77,985    $ 90,983
 200,000....................     17,623      35,245      52,868      70,490      88,113     105,735     123,358
 300,000....................     26,873      53,745      80,618     107,490     134,363     161,235     188,108
 500,000....................     45,373      90,745     136,118     181,490     226,863     272,235     317,608
 750,000....................     68,498     136,995     205,493     273,990     342,488     410,985     479,483
 1,000,000..................     91,623     183,245     274,868     366,490     458,113     549,735     620,000
 2,000,000..................    184,123     368,245     552,368     620,000     620,000     620,000     620,000

     As of January 1, 1995, for purposes of calculating pension benefits under the Company Pension Plan and the Company Supplemental Pension Plan, Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg had 34, 29, 26 and 25 years of credited service, respectively, and had salaries of $1,465,625, $920,000, $625,000 and $600,000, respectively. As of January 1,
1995, for purposes of calculating pension benefits under the Reliance Insurance Pension Plan and the Reliance Insurance Supplemental Pension Plan, Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci had 18, 6 and 5 years of credited service, respectively, and had salaries of $284,375, $230,000 and

$150,000, respectively. Under current Code limits and plan provisions, the aggregate pension benefit payable to an individual under all pension plans and supplemental pension plans maintained by the Company and its subsidiaries cannot exceed $620,000. Benefits under each of the above named plans are calculated on the basis of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts.

EMPLOYMENT CONTRACTS

     Saul P. Steinberg has an employment agreement with the Company to act as Chief Executive Officer for a five-year term, which commenced January 1, 1992, at a salary of $1,465,625 per annum, subject to increases as approved by the Special Compensation Committee of the Company's Board of Directors. Mr. Steinberg also has an employment agreement with Reliance Insurance to act as Chairman of the Executive and Finance Committee of Reliance Insurance for a five-year term, which commenced January 1, 1992, at a salary of $284,375 per annum, subject to increases as approved by the Special Compensation Committee of the Board of Directors of Reliance Insurance. Pursuant to his employment agreements with the Company and Reliance Insurance, Mr. Steinberg's bonuses from the Company and Reliance Insurance are paid in accordance with the terms of the Reliance Group Holdings, Inc. Executive Bonus Plan (the 'Executive Bonus Plan'). The Executive Bonus Plan provides for a maximum bonus equal to 115% of annual base salary from the Company and Reliance Insurance if certain preestablished, objective performance goals are achieved.

     Robert M. Steinberg has an employment agreement with the Company to act as President and Chief Operating Officer for a five-year term, which commenced January 1, 1994, at a salary of $920,000 per annum, subject to increases as approved by the Special Compensation Committee of the Company's Board of Directors. Mr. Steinberg also has an employment agreement with Reliance Insurance to act as Chairman of the Board and Chief Executive Officer of Reliance Insurance for a five-year term, which commenced January 1, 1994, at a salary of $230,000 per annum, subject to increases as approved by the Special Compensation Committee of the Board of Directors of Reliance Insurance. Pursuant to his employment agreements with the Company and Reliance Insurance, Mr. Steinberg's bonuses from the Company and Reliance Insurance are paid in accordance with the terms of the Executive Bonus Plan. The Executive Bonus Plan provides for a maximum bonus equal to 115% of annual base salary from the Company and Reliance Insurance if certain preestablished, objective performance goals are achieved.

REPORT OF COMPENSATION COMMITTEES OF THE BOARD

     Three separate committees of the Board of Directors of the Company have responsibility for reviewing and determining the overall compensation of executive officers of the Company. The Regular Compensation Committee is responsible for reviewing and determining the compensation of executive officers who are not Directors of the Company. The Special Compensation Committee is responsible for reviewing and determining the compensation of executive officers who are Directors of the Company, which includes all of the five named executive officers, and of principal officers of the Company's insurance subsidiaries. These committees are together referred to below as the 'Compensation Committees.' In addition, the Stock Option Committee of the Board makes determinations as to the award of stock options and stock appreciation rights for executive officers of the Company under the Company's 1986 and 1994 Stock Option Plans (except, under the 1994 Plan, with respect to the executive officers, which decisions are made by the Special Compensation Committee). Both the Special Compensation Committee and the Stock Option Committee are composed solely of outside Directors.

I. Executive Compensation Philosophy

     The executive compensation policies of the Company, as applied by the Compensation Committees and the Stock Option Committee during 1994, are designed to align compensation with the interests of the Company's stockholders. The goals of the Company are to attract and retain executives whose abilities are critical to the success of the Company, to support a performance-oriented environment that rewards individual initiative and achievement, to establish a relationship between compensation and the attainment of corporate objectives and to reward executives for the enhancement of long-term stockholder value. The Compensation Committees and the Stock Option Committee specifically endorse the position that stock-based compensation and stock ownership by executives are an important element in aligning the interests of executives with the stockholders and in enhancing stockholder value.

II. Elements of Executive Compensation

     The compensation package for executive officers of the Company, including the Company's Chief Executive Officer, consists of the following basic elements.

     A. Base Salary. The base salaries of executive officers of the Company are set on an individual basis and are designed to enhance the Company's ability to attract and retain highly qualified key executives. Salaries bear a direct relationship to the executive's level of responsibility and reflect his individual talents and skills and are not directly determined by specific reference to overall corporate performance. The base salaries of Saul P. Steinberg and Robert M. Steinberg are subject to the terms of individual employment agreements. See 'Employment Contracts.'

     B. Annual Bonus. The annual bonus paid to executive officers is a critical element of compensation designed to reward the achievement of short-term corporate goals, as well as individual productivity and performance. The Regular Compensation Committee determines the amounts of the bonuses paid to executive officers (other than the executive officers who are Directors of the Company) based upon performance of the Company and its subsidiaries during the year, as well as upon the contribution of the individual executive to such performance. The bonuses for the named executive officers (other than James E. Yacobucci) (the 'Executive Bonus Plan Officers') are paid in accordance with the terms of the Executive Bonus Plan. Such Plan provides for a maximum bonus equal to 115% of annual base salary if certain preestablished, objective performance goals are achieved by the Company and its subsidiaries, including the property and casualty operations of the Company ('Reliance Insurance Group') and the title insurance operations of the Company ('CLTIC'). Pursuant to the Executive Bonus Plan, each of the Executive Bonus Plan Officers will be paid a bonus equal to 115% of his annual base salary from the Company and its subsidiaries in the event that at least eight of fourteen performance goals enumerated in the Executive Bonus Plan are achieved. In the event that fewer than eight of the performance goals are achieved, each Executive Bonus Plan Officer's bonus is reduced by 5% of his respective base salary multiplied by the difference between the number of goals achieved and 'eight.' In the event that fewer than two goals are achieved, the Executive Bonus Plan Officers will not be paid any bonus under the Executive Bonus Plan. The business criteria on which the performance goals enumerated in the Executive Bonus Plan are based are (i) the average return on shareholders' equity of the Company, (ii) the combined ratio of the Reliance Insurance Group, (iii) the total return on the combined investment portfolio of the Reliance Insurance Group and CLTIC, (iv) the amount of pre-tax net realized capital gains of the combined investment portfolio of the Reliance Insurance Group and CLTIC, (v) the pre-tax operating income (exclusive of capital gains) of the Reliance Insurance Group, (vi) net premiums written of the Reliance Insurance Group, (vii) pre-tax operating income (exclusive of realized capital gains) of CLTIC, (viii) net premiums earned of CLTIC, (ix) the price of the Common Stock, (x) pre-tax operating earnings per share (exclusive of realized capital gains of the combined investment portfolio of the Reliance Insurance Group and CLTIC) of the Company, (xi) net investment income of the combined investment portfolio of the Reliance Insurance Group and CLTIC, (xii) debt to capitalization ratio of the Company as of the end of the applicable calendar year and (xiii) shareholders' equity of the Company as of the end of the applicable calendar year.

     The bonus for James E. Yacobucci is paid in accordance with the terms of the Executive Bonus Plan for James E. Yacobucci (the 'Yacobucci Plan'). Such Plan provides that, subject to the discretion of the Special Compensation Committee to reduce or eliminate the bonus, Mr. Yacobucci may earn a maximum annual bonus of 400% of his 'base salary,' which for purposes of the Yacobucci Plan is defined as being $1,000,000, if a preestablished, objective performance goal based upon the total return earned during such year on a portion of the consolidated investment portfolio of the Company and its subsidiaries is achieved. The return earned during any year shall include interest and dividend income, realized gains and losses, and unrealized appreciation and depreciation. Responsibility for payment of any bonuses payable under the Yacobucci Bonus Plan will be allocated between the Company and any subsidiary in proportion to the amount of base salary paid to Mr. Yacobucci for such year by the Company and such subsidiary. Mr. Yacobucci's salary has always been paid by Reliance Insurance.

     C. Stock Options. Stock option awards provide the most significant element of long-term compensation to executives. Stock options provide compensation in a manner that is intrinsically related to long-term corporate performance and stockholder value, because the value of stock options is determined solely by movements in the Company's stock price over the term of the option. Stock option awards are granted at the discretion of the Stock Option Committee (except, under the 1994 Stock Option Plan, in the case of the executive officers of the Company with respect to which the grants are made by the Special Compensation Committee), which makes its determinations based on a variety of factors, including the level of responsibility and performance of the executive and his ability to affect stockholder value and the amount of past option grants to the executive. The Company's 1986 Stock Option Plan also permits the award of stock appreciation rights.

     D. Retirement Plans. The Company has designed a retirement benefit program to provide executives with retirement compensation that is competitive within its industry and which promotes the long-term employment of its executives. The program includes the SIP, which enables participants to contribute a portion of their compensation on a pre-tax and an after-tax basis and provides for matching contributions. In addition, the Company maintains the Company Pension Plan, a tax-qualified plan, and the Company Supplemental Pension Plan, which together provide a retirement benefit that is a function of an executive's compensation and years of service with the Company. Certain executive officers of the Company participate in the Reliance Insurance

Pension Plan, a tax-qualified plan, and the Reliance Insurance Supplemental Pension Plan, which together provide a retirement benefit that is a function of an executive's compensation and years of service with Reliance Insurance.

     E. Subsidiary Compensation. A portion of the salary and bonuses of Saul P. Steinberg and Robert M. Steinberg and all of the salary and bonus of James E. Yacobucci are paid by Reliance Insurance, the principal operating subsidiary of the Company. The amounts paid by Reliance Insurance are included in the 'Salary' and 'Bonus' columns of the Summary Compensation Table above.

III. 1994 Compensation of Executive Officers Other than the CEO

     The Compensation Committees and the Stock Option Committee took actions with respect to executive compensation during 1994 that were consistent with the Company's compensation philosophy, and reflected an emphasis on performance-based compensation.

     The Regular Compensation Committee considered and increased the base salary for one executive officer of the Company in 1994. In accordance with the Company's compensation policies, no other executive officer was eligible to be considered for an increase in base salary during 1994. The Special Compensation Committee did not consider any adjustments to the base salaries of the named executive officers in 1994.

     The annual bonuses for 1994 of the Executive Bonus Plan Officers were paid to such persons in accordance with the terms of the Executive Bonus Plan. The seven performance goals relating to the following six business criteria enumerated in the Executive Bonus Plan were achieved by the Company and its subsidiaries in 1994: average return on shareholders' equity, combined ratio, return on investment portfolio, pre-tax operating income, pre-tax earnings per share and net investment income of the investment portfolio. Based on these achievements, in accordance with the terms of the Executive Bonus Plan, the Executive Bonus Plan Officers each received bonuses equal to 110% of their base salaries for 1994.

     The total return earned in the consolidated investment portfolio of the Company and its subsidiaries exceeded the threshold in the Yacobucci Plan. Therefore, James E. Yacobucci was paid his annual bonus for 1994 pursuant to the

Yacobucci Plan. The Special Compensation Committee determined the amount of Mr. Yacobucci's bonus (which pursuant to the Yacobucci Plan could not exceed 400% of his base salary (as defined in this Yacobucci Plan)) after considering the actual return earned on the investment portfolio, the performance of the portfolio against the Standard & Poor's 500, the performance of the portfolio as compared to the prior year and to certain other indices deemed appropriate by the Special Compensation Committee and Mr. Yacobucci's performance as head of the investment department of the Company and its subsidiaries.

     At the beginning of 1995, the Compensation Committee determined the amount of the bonuses of executive officers (other than the Executive Bonus Plan Officers and James E. Yacobucci) for 1994 by taking into account the performance goals enumerated in the Executive Bonus Plan, and the role of the individual executives in enabling the Company to achieve such goals. The Compensation Committee did not assign objective or relative weights to the performance goals, all of which contributed favorably in the determination of annual bonuses for 1994.

     Executive officers were granted stock options during 1994 in accordance with the Company's philosophy on stock option compensation described above.

IV. 1994 Chief Executive Officer Compensation

     The compensation of Saul P. Steinberg, the Company's Chief Executive Officer, is determined by the Special Compensation Committee.

     Mr. Steinberg's salaries from the Company and Reliance Insurance were established in 1992 and incorporated in his employment agreements, subject to increases as approved by the Special Compensation Committee. See 'Employment Contracts.' Mr. Steinberg's bonuses for 1994 from the Company and Reliance Insurance were paid in accordance with the terms of the Executive Bonus Plan. The performance goals relating to the business criteria described under '1994 Compensation of Executive Officers Other than the CEO' were achieved by the Company and its subsidiaries in 1994, and, therefore, Mr. Steinberg received bonuses for 1994 equal to 110% of his base salary from each of the Company and Reliance Insurance.

     In 1994, Mr. Steinberg was granted options to purchase 500,000 shares of Common Stock at the closing price of Common Stock on the date of such grant. The options were granted to Mr. Steinberg in light of the factors described above under 'Elements of Executive Compensation-Stock Options,' including his contribution to the Company's performance and to the capital enhancement program effected by the Company in 1993. The grant to Mr. Steinberg was the first grant of options made to him under the 1986 Plan.

V. Compensation Deduction Limitation

     Beginning in 1994, a new federal law disallowed corporate tax deductibility for certain compensation in excess of $1,000,000 paid to each of the chief executive officer and the four other most highly paid executive officers. One of the exceptions to the deductibility limitation is for 'performance-based compensation,' provided stockholder approval and other requirements are met. Each of the Executive Bonus Plan and the Yacobucci Plan and the Reliance Group Holdings, Inc. 1994 Stock Option Plan is intended to meet the requirements of the new law and thereby preserve deductibility of both cash bonuses and stock option compensation. Except in the cases of Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci, the 1994 salaries of the named executive officers did not exceed $1,000,000 and were fully deductible. The 1994 salary of Saul P. Steinberg should qualify for the exception to the deductibility limitation for certain pre-existing contracts and should be fully deductible. The portions of the 1994 base salaries of Robert M. Steinberg and James E. Yacobucci that exceed $1,000,000 were not deductible, which did not have a material effect on the Company's 1994 tax liability. The Company believes that stock option compensation under the Reliance Group Holdings, Inc. 1986 Stock Option Plan will not be affected by the deductibility limitation.

SPECIAL COMPENSATION COMMITTEE      REGULAR COMPENSATION COMMITTEE      STOCK OPTION COMMITTEE
- ------------------------------      ------------------------------      ----------------------
  George R. Baker                   Saul P. Steinberg                   George R. Baker
  Thomas J. Stanton, Jr.              Robert M. Steinberg                 Carter Burden
                                      Jewell Jackson McCabe               Jewell Jackson McCabe
                                                                          Irving Schneider

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's cumulative total shareholder return on common stock for 1990 through 1994 with the returns of the Media General Composite Index of 7000 Public Companies and the Media General Industry Group Index 26-Insurance. The graph assumes $100 was invested on January 1, 1990, with all dividends fully reinvested.


                                         1990     1991     1992    1993    1994
RELIANCE GROUP HOLDINGS          100    95.75    90.90   143.16  195.43  133.91
MEDIA GENERAL INDUSTRY GROUP
  INDEX 26-INSURANCE             100    83.12   108.80   131.55  140.11  135.41
MEDIA GENERAL COMPOSITE INDEX    100    92.98   120.02   124.83  143.29  142.10

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Regular Compensation Committee of the Board of Directors consists of Saul P. Steinberg, Robert M. Steinberg and Jewell Jackson McCabe. Saul P. Steinberg and Robert M. Steinberg are both officers and employees of the Company. The Special Compensation Committee of the Board of Directors consists of George R. Baker and Thomas J. Stanton, Jr. The Stock Option Committee of the

Board of Directors consists of George R. Baker, Carter Burden, Jewell Jackson McCabe and Irving Schneider. See 'Proposal 1--Election of Directors--Board of Directors and Committees.'

     A Company subsidiary is the general partner of Reliance Figueroa Associates Limited Partnership ('Reliance Figueroa'), a limited partnership which owns apartment buildings and commercial properties. As general partner of Reliance Figueroa, the Company subsidiary will receive 48% of any cumulative net profits (as defined) realized from the activities of Reliance Figueroa and will receive the benefit of any tax losses. The remainder of any cumulative net profits are allocated to the limited partners of Reliance Figueroa, including Saul P. Steinberg, who has a limited partnership interest of 56%, and Robert M. Steinberg, whose interest is 24%. The limited partnership interests of other executive officers and directors of the Company are set forth below under 'Related Party Transactions.' Reliance Financial Services Corporation ('RFS'), a subsidiary of the Company, guarantees certain indebtedness of Reliance Figueroa, for which RFS receives a fee of .5% per annum of the average outstanding debt covered by such guarantees. The amount of indebtedness guaranteed by RFS as of March 31, 1995 was $38,000,000. The largest amount of guaranteed indebtedness at any time since January 1, 1994 was $45,000,000. The Company has provided Reliance Figueroa with an $8,000,000 subordinated revolving credit facility, under which borrowings bore interest at a weighted average effective rate during 1994 of 11.24% per annum and effective January 1, 1995, bears interest at a rate equal to 10% per annum. The subordinated revolving credit facility has a final maturity of June 30, 2005. The Company receives a commitment fee of .5% per annum, payable quarterly, on the unused portion of the revolving credit facility. The Company has received an $80,000 closing fee from Reliance Figueroa for providing the revolving credit facility. The amount of the indebtedness outstanding under the revolving credit facility as of March 31, 1995 was $4,655,000. The largest amount outstanding at any time since January 1, 1994 was $8,000,000. During 1994, the Company also provided Reliance Figueroa with a $4,950,000 subordinated revolving credit facility, under which borrowings bore interest at prime plus 4% per annum and had a final maturity of June 30, 1995. The largest amount outstanding at any time during 1994 was $2,963,000. The $4,950,000 revolving credit facility was repaid in full and cancelled on November 14, 1994.

     In September 1994, Reliance Insurance exercised warrants to purchase 222,222 shares of common stock of Individual Investor Group, Inc. ('Individual Investor') at an exercise price of $3.50 per share and warrants to purchase 111,111 shares of common stock of Individual Investor at an exercise price of $4.00 per share. The warrants were purchased by Reliance Insurance in a private placement of units consisting of common stock and warrants of Individual Investor, at a price equal to that at which the units were offered to the public. Individual Investor is a corporation in which RFS (the beneficial owner of the Reliance Insurance shares), Mr. Saul P. Steinberg and Mr. Saul P. Steinberg's son own approximately 14.6%, 13.6% and 18.4%, respectively, of the outstanding shares of common stock. Mr. Steinberg's son is also the chief executive officer and chairman of the board of directors of Individual Investor.

     The Company believes that the consideration received by it for the related party transactions described above represented fair market value to the Company. Except as set forth above, the consideration received by the Company was determined by negotiations between the parties involved in each transaction and, in the case of Reliance Figueroa, was approved by the Special Committee of the Company's Board of Directors which is composed solely of outside directors.

                           RELATED PARTY TRANSACTIONS

     A description of certain transactions between the Company and Reliance Figueroa is set forth above under 'Compensation Committee Interlocks and Insider Participation.' The limited partners of Reliance Figueroa include the following additional executive officers or directors of the Company who hold the following limited partnership interests: Messrs. Bello (3.8%), Freiberg (2.5%), Henry Lambert (3.8%), Dennis O'Leary (.635%), Philip Sherman (.635%), Sokoloff (1.3%) and Howard E. Steinberg (1.3%).

     In May 1994, Reliance Figueroa paid Eastdil Realty, Inc. ('Eastdil') approximately $76,000 for procuring a mortgage proposal in connection with the refinancing of one of the properties owned by Reliance Figueroa. A majority of the common stock of Eastdil is owned by the brother of Henry A. Lambert, an executive officer of the Company.

     The Company believes that the consideration received or paid by it for the related party transactions described above represented fair market value to the Company. The consideration received by the Company was determined by negotiations between the parties involved in each transaction.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the independent auditors to audit the consolidated financial statements of the Company for the year 1995.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING

     Stockholders who intend to present proposals at the 1996 annual meeting of stockholders must submit such proposals to the Company no later than December 16, 1995 in order for them to be included in the Company's proxy materials for such meeting. Stockholder proposals must be submitted to the Company, at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention:
Corporate Secretary.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no other matter to be presented which is a proper subject for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is intended that proxies given pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons voting such proxies.


                                            By Order of the Board of Directors,

                                               Reliance Group Holdings, Inc.

                                                Howard E. Steinberg,
                                                  Corporate Secretary

                         RELIANCE GROUP HOLDINGS, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 11, 1995

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         RELIANCE GROUP HOLDINGS, INC.

    The undersigned hereby appoints Saul P. Steinberg and Howard E. Steinberg, and each of them, with full power of substitution, as proxies to represent and vote, as designated below, all the shares of common stock of Reliance Group Holdings, Inc. held of record by the undersigned on March 22, 1995, at the Annual Meeting of Stockholders to be held on May 11, 1995 or any adjournments thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein.

This Proxy, when properly executed, will be voted in the manner directed herein or, IF NO DIRECTION IS GIVEN,

THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES NAMED BELOW.                                             /X/Please mark
                                                                                                                  your votes
                                                                                                                   as this:
                          -----------------
                                COMMON

1. Election of Directors.
    FOR all nominees listed           WITHHOLD             George R. Baker      Lowell C. Freiberg       Richard E. Snyder
      at right (Except as            AUTHORITY             George E. Bello      Thomas  P. Gerrity       Thomas J. Stanton, Jr.
     marked to the contrary    to vote for all nominees    Carter Burden        Jewell J. McCabe         Robert M. Steinberg
       to the right below)         listed at right         Dennis A. Busti      Irving Schneider         Saul P. Steinberg
            /    /                      /    /                                  Bernard L. Schwartz      James E. Yacobucci
                                                           (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                                                           ---------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

____     Please sign exactly as name appears below. When shares are held
   |     by joint tenants, both should sign. When signing as attorney,
   | executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         Date: --------------------------------------------------, 1995

         --------------------------------------------------------------
         Signature

    --------------------------------------------------------------
    Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.